                      IN THE UNITED STATES DISTRICT COURT
                            DISTRICT OF CONNECTICUT


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                              :
IN RE COGNITRONICS            :      MASTER FILE NO.
SECURITIES LITIGATION         :      3:93CV539 (CFD)
                              :
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                              :
THIS DOCUMENT RELATES TO:     :     April 14, 1998
                              :
ALL ACTIONS                   :
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                          STIPULATION OF SETTLEMENT
     THIS STIPULATION OF SETTLEMENT (the "Stipulation") is made and entered into as of April 14, 1998, by and between the parties set forth below:
     WHEREAS, by Order of this Court dated June 24, 1993 (the "Consolidation Order"), the following actions were consolidated (the consolidated actions are referred to herein as the "Action") in this District for all purposes pursuant to Rule 42(a) of the Federal Rules of Civil Procedure:
        Michael Germano v. Cognitronics Corporation and Matthew J. Flanigan, Civ. Action No. 3:93-CV-539 (D. Conn.);
        Barry L. Bragger and Eve Gerber v. Matthew J. Flanigan and Cognitronics, Inc., Civ. Action No. 3:93-CV-546 (D. Conn.); and
        John H. Mitnick v. Cognitronics Corporation, Matthew J. Flanigan and G. Sullivan, Civ. Action No. 1-93-CB-554-CAM (N.D. Ga.);
     WHEREAS, on or about July 8, 1993, pursuant to the Consolidation Order, plaintiffs Michael Germano, Barry Bragger, Eve Gerber, and John Mitnick (the "Original Plaintiffs"), individually and as putative representatives of a class consisting of all persons and entities who purchased securities of Cognitronics Corporation ("Cognitronics") in the open market from October 29, 1992 through March 12, 1993, inclusive, filed a consolidated amended class action complaint (the "Complaint") in the Action;
     WHEREAS, the Complaint alleges class action claims against the defendant Cognitronics and defendants Matthew J. Flanigan and Garrett Sullivan (the "Individual Defendants" and collectively with Cognitronics, the "Defendants") under Section 10(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), 15 U.S.C. § 78j(b), Rule 10b-5 promulgated by the Securities and Exchange Commission thereunder, and Section 20(a) of the Exchange Act, 15 U.S.C. § 78t;
     WHEREAS, the claims set forth in the Complaint allege that press releases issued by Cognitronics on October 29, 1992, and February 10, 1993, were materially false and misleading, and were issued in knowing or reckless disregard of the truth;
     WHEREAS, on or about July 27, 1993, Defendants moved to dismiss the Complaint;
     WHEREAS, on or about August 13, 1993, the Original Plaintiffs moved for class certification;
     WHEREAS, on or about June 24, 1996, plaintiff Eve Gerber withdrew from the Action and dismissed her claims against Defendants, without prejudice and without costs to any party;
     WHEREAS, on or about March 25, 1997, the Court (a) denied Defendants' motion to dismiss the Complaint; (b) referred the Action to United States Magistrate Judge Donna F. Martinez for a settlement conference; and (c) denied, without prejudice, the motion of Germano, Bragger, and Mitnick (the "Class Plaintiffs") to certify the Class (defined below) and ordered resubmission of Class Plaintiffs' class certification motion;
     WHEREAS, on or about May 15, 1997, Defendants served and filed their Answer, wherein they denied all allegations of wrongdoing asserted against them by Class Plaintiffs and asserted various defenses;
     WHEREAS, after resubmission of Class Plaintiffs' class certification motion, Class Plaintiffs and Defendants entered into a stipulation, dated July 30, 1997, agreeing to certification of a class in the Action;
     WHEREAS, on September 16, 1997, the parties appeared at a settlement conference before United States Magistrate Judge Donna F. Martinez;
     WHEREAS, by order dated September 16, 1997, Magistrate Judge Martinez set December 19, 1997, as the initial deadline for the completion of merits discovery;
     WHEREAS, Class Plaintiffs have conducted substantial discovery, including: the inspection and analysis of thousands of pages of documents produced by Defendants and non-parties, including Cognitronics' accountants, customers, and public relations firm; the taking of nine depositions and conducting of interviews with various other witnesses; and the evaluation of Defendants' interrogatory responses;
     WHEREAS, as a result of the extensive discovery taken, as referenced above, and consultations with their damage expert, Class Plaintiffs, through their counsel, have made a thorough investigation into the facts and circumstances relevant to the Action;
     WHEREAS, after, and as a result of, negotiations between the parties in an attempt to settle the Action, the parties hereto reached agreement and executed a Memorandum of Understanding, dated January 28, 1998, setting out generally the terms and conditions of this settlement;
     WHEREAS, Class Plaintiffs have considered the expense and length of time necessary to prosecute this Action through trial and any subsequent appeals, the uncertainties and obstacles to prevailing at trial against Defendants and proving damages in this complex litigation, as well as the substantial benefit provided to the Class by the settlement;
     WHEREAS, Class Plaintiffs and their counsel have agreed to compromise and settle this Action upon the terms and conditions of this Stipulation by reason of the conclusion reached by counsel for the Class that settlement of the litigation upon the terms and conditions provided for in this Stipulation (the "Settlement") is fair, reasonable and adequate and is in the best interests of the Class; and
     WHEREAS, Defendants deny any fault, wrongdoing or liability whatsoever and maintain that there is no substance to any of the allegations made against them in the Complaint and desire, by settlement of all controversies between Defendants, on the one hand, and Class Plaintiffs and the Class, on the other hand, to avoid the expense, inconvenience, distraction and delay of further litigation:
     NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED, by and among Class Plaintiffs and Defendants and the Insurer (defined below), by their duly authorized counsel, subject to the approval of the Court pursuant to Rule
23(e) of the Federal Rules of Civil Procedure, that effective immediately upon the Effective Date, as defined herein, Class Plaintiffs and all Class members who do not validly exercise their right to opt-out of the Class in accordance with procedures set forth in Exhibit B (hereinafter collectively the "Releasors"), for good and sufficient consideration, the receipt of which is hereby acknowledged, do hereby forever discharge and release with prejudice all claims (hereinafter the "Settled Claims"), known and unknown, that the Releasors have and may have against the Releasees (defined below) by reason of or in any way related to the purchase, acquisition, ownership or sale of Cognitronics' common stock or in any way connected with (a) the Action; (b) the Settlement (except relating to the enforcement thereof); (c) any acts or omissions or failure to act during the Class Period (defined below) which are or could have been alleged or referred to in the Action; and/or (d) the adequacy of disclosure or the filing of or failure to file with the Securities Exchange Commission or any other governmental agency at any time during the Class Period or the dissemination of or failure to disseminate at any time during the Class Period any reports, representations, announcements or other statements, or any other act or omission or failure to act occurring during the Class Period, concerning, in each case, any Cognitronics' common stock or Cognitronics' business operations, transactions, financial condition, prospects or earnings, upon and subject to the following terms and conditions:
     1. The following terms shall have the meanings ascribed to them below (it being understood that other terms are defined elsewhere in this Stipulation):
          a. "Class" shall mean all persons and entities who purchased Cognitronics' common stock in the open market during the period from October
29, 1992 through March 11, 1993, inclusive (the "Class Period"). Excluded from the Class are any persons who were directors or officers of Cognitronics at any time during the Class Period (the "Excluded Officers and Directors"), the Defendants, members of the immediate family of each of the Individual Defendants and any of the Excluded Officers and Directors, any entity with which any Defendant or any of the Excluded Officers and Directors is affiliated (as that term is defined in Rule 12b-2 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended) and the legal representatives, heirs, successors, predecessors in interest or assigns of any of the Defendants or any of the Excluded Officers and Directors.
          b. "Class Counsel" shall mean the law firm of Wolf Popper LLP as Chair of Plaintiffs' Executive Committee; and the firms of Gilman & Pastor, Doffermyre Shields Canfield Knowles & Devine, and Hurwitz & Sagarin PC.
          c. "Effective Date" shall mean the date when (a) this Stipulation, including any modification thereto made with the consent of the parties, has been approved by the Court; and (b) a Judgment, substantially in the form as annexed hereto as Exhibit E (the "Judgment"), has been entered and the time to seek review or appeal of the Judgment has expired without any review or appeal having been sought or taken or if such review or appeal is sought or taken, such review or appeal shall have been finally determined (including any appeals thereof) in such a manner as to permit the implementation of the Settlement substantially in accordance with the terms set out in this Stipulation. (The Judgment, after such appeals process has been completed, being hereinafter referred to as the "Final Judgment").
          d.     "Fee Effective Date" shall mean the later of the Effective
Date or the date when (a) the application by Class Counsel for an award of attorneys' fees and reimbursement of their out-of-pocket expenses incurred in prosecuting the Action (including experts' fees and expenses), described in paragraph 7 of this Stipulation, has been decided by the Court; and (b) an order relating to Class Counsel's fee and expense application has been entered and the time to seek review or appeal of such order has expired without any review or appeal having been sought or taken or if such review or appeal is sought or taken, such review or appeal shall have been finally determined (including any appeals thereof) in such a manner as to permit the implementation of the Settlement with respect to such application according to the terms set out in paragraph 7 of this Stipulation.
          e. "Insurer" shall mean National Union Fire Insurance Company of Pittsburgh, Pa.
          f. "Notice" shall mean the Notice of Pendency of Class Action and Hearing on Proposed Settlement provided to the Class annexed hereto as Exhibit B.
          g. "Plan of Allocation" shall mean the plan of allocation described in the Notice.
          h. "Proof of Claim" shall mean the Proof of Claim and Release annexed to the Notice and annexed hereto as Exhibit C.
          i. "Releasees" shall mean the Defendants, all persons other than the Defendants who were directors and/or officers of Cognitronics at any time during the period from October 29, 1992 through March 12, 1993 (the "Released Directors and Officers"), and any Related Party (i.e., any agent, attorney, accountant, insurer, advisor, representative, independent contractor, affiliate, heir, or associate) of the Defendants and of the Released Directors and Officers.
          j. "Settlement Administrator" shall mean the designee and its agents, retained by Class Counsel to facilitate the giving of notice to the Class and to administer the Settlement.
          k. "Settlement Fund" shall mean $2.3 million in cash paid in settlement by, or on behalf of, the Defendants, plus all interest earned thereon, pursuant to paragraph 2 of this Stipulation.
          l. "Summary Notice" shall mean the Summary Notice of Pendency of Class Action and Hearing on Proposed Settlement annexed hereto as Exhibit D.
     2. In consideration for, and contingent upon, the dismissal of the Action with prejudice and without costs to any party, the approval by the Court of this Stipulation and/or any modification made hereto with the consent of the parties, and the entry of the Final Judgment, Defendants and the Insurer shall pay in full settlement hereof the total sum of Two Million Three Hundred Thousand Dollars ($2,300,000.00) in cash, plus all interest earned thereon after the dates of deposit described below (the "Settlement Fund"). A portion of the Settlement Fund in the amount of $1,500,000 was deposited on December 31, 1997, into a trust account of D'Amato & Lynch, counsel to the Insurer, at Citibank, N.A., 120 Broadway, New York, New York and invested in U.S. Treasury securities, or their equivalent. The interest earned in such account shall become part of the Settlement Fund. The remaining $800,000 portion of the Settlement Fund was deposited on February 17, 1998, into a trust account of Hughes Hubbard & Reed LLP, attorneys for Defendants, at Chase Manhattan Bank, and invested in U.S. Treasury securities or their equivalent. The interest earned in such account shall become part of the Settlement Fund.
     3.     After the Effective Date, the Settlement Fund, less the Notice
Costs (defined below) that have been advanced in accordance with paragraph 4, shall be paid to the Chair of Plaintiffs' Executive Committee, to be held in escrow in an interest bearing account for the benefit of the Class. Such payment shall be made by D'Amato & Lynch and by Hughes Hubbard & Reed LLP of the respective portions of the Settlement Fund held in their trust accounts, as aforesaid, plus interest earned thereon, within five (5) business days after receiving written notice from the Chair of the Plaintiffs' Executive Committee of the Effective Date and information sufficient for such payments to be made by wire transfer. The Settlement Fund, from the time it is deposited by the Chair of Plaintiffs' Executive Committee until it is distributed to Claimants, shall be invested and reinvested, to the extent reasonably practicable, in obligations of the United States Government or in a segregated, interest-bearing escrow account designated by Class Counsel. All interest which is earned in such escrow account shall become part of the Settlement Fund.
     4. Prior to the scheduling of a hearing pursuant to Rule 23(e) of the Federal Rules of Civil Procedure (the "Class Settlement Hearing"), the Settlement Fund shall advance and pay all reasonable costs of notice (the "Notice Costs") of the proposed Settlement required by Rule 23(e) of the Federal Rules of Civil Procedure. Notice Costs shall be limited to the costs relating to printing and first class mailing of the notice (including broker and other nominee expenses relating to the notice) and publication of such notice to members of the Class, as may be required by the Court pursuant to said Rule 23(e). Cognitronics and/or the Insurer shall advance from the Settlement Fund and pay to the Chair of Plaintiffs' Executive Committee the amount of $30,000 for such purpose. Any amount not so utilized for Notice
Costs shall be held in escrow by the Chair of Plaintiffs' Executive Committee and shall remain part of the Settlement Fund. Class Plaintiffs and their counsel shall not be liable for Notice Costs so incurred or paid from the Settlement Fund, regardless of whether the Settlement is finally approved.
     5. Promptly following execution of this Stipulation, Class Counsel shall apply to the Court for entry of a Preliminary Approval Order in the form annexed hereto as Exhibit A, which shall, among other things:
          a. tentatively certify the Action as a class action on behalf of the Class pending the Class Settlement Hearing (defined below);
          b. determine that the terms and conditions of the Settlement, as set forth in the Stipulation, fall within the range of possible approval, and that the Settlement is preliminarily approved;
          c.     preliminarily approve the Plan of Allocation;
          d. set the time and date of a hearing (the "Class Settlement Hearing") (i) to determine whether the Action should be finally certified as a class action on behalf of the Class; (ii) to determine whether the Settlement and Plan of Allocation are fair, reasonable and adequate to the members of the Class and should be approved by the Court; (iii) to determine whether the Judgment should be entered approving the Settlement and dismissing the Action on the merits, with prejudice, and without costs; and (iv) to consider an application by Class Counsel for an award of attorneys' fees and the reimbursement of their out-of-pocket expenses (including expert's fees and expenses) incurred in connection with the prosecution of the Action and individual awards to the Class representatives described in paragraph 7;
          e. approve as to form and content the "Notice," "Proof of Claim," and "Summary Notice," in the forms annexed hereto as Exhibits B, C and D;
          f. direct the mailing of the Notice and Proof of Claim form to Class members and the publication of the Summary Notice;
          g. provide for a procedure for members of the Class to opt-out of the Class in accordance with Fed. R. Civ. P. 23(c)(2);
          h. provide a procedure for any objection by any person who is legally entitled to object, and who desires to object to the approval of the proposed Settlement, certification of the class, the Plan of Allocation, or the application for attorneys' fees and expenses and entry of the Final Judgment, and require that such person: (1) must appear at the Class
Settlement Hearing and show cause why the proposed Settlement should not be approved as fair, reasonable and adequate, and why said Final Judgment should not be entered approving the Settlement; (2) must file with the Court written notice of their intention to appear; and (3) must file, and serve Class
Counsel, counsel for Defendants, and counsel for the Insurer with copies of all papers in support of their objections by a date prior to the Class Settlement Hearing specified by the Court, or else be deemed to have waived and be forever foreclosed and barred from asserting such objections;
          i. provide for a claims process whereby Class members who do not properly opt-out must timely submit a qualifying Proof of Claim or else be forever barred from receiving any payment from the Settlement Fund notwithstanding that they will be bound by all other aspects of any Final Judgment approving the Settlement;
          j.     authorize Class Counsel to select the Settlement
Administrator to facilitate the giving of notice to the Class and to administer the Settlement; and
          k. provide for such other relief as the Court may deem to be necessary and proper under the circumstances.
     6. The Settlement contemplated by this Stipulation is contingent upon the entry of the Final Judgment:
          a. certifying the Action as a class action on behalf of the Class;
          b. approving the Settlement as fair, reasonable and adequate to the members of the Class and directing its consummation in accordance with the terms and conditions of this Stipulation;
          c. dismissing the Action with prejudice and without costs except as herein provided;
          d. enjoining proceedings against, and confirming the release and discharge of the Releasees from the Settled Claims as provided herein;
          e. awarding Class Counsel fees and reimbursement of their out-of-pocket expenses (including expert's fees and expenses) and individual awards to the Class representatives in such amounts as the Court determines pursuant to their application for such as described in paragraph 7 below or reserving jurisdiction with respect thereto; and
          f. reserving jurisdiction to effectuate and enforce this Settlement on the terms and conditions set forth in this Stipulation.
     7. At or following the Class Settlement Hearing, Class Counsel shall apply to the Court for an award of attorneys' fees and reimbursement of their out-of-pocket expenses (including expert's fees and expenses) incurred in connection with their prosecution of this Action, which award shall be contingent upon approval of the Settlement by the Court. Class Counsel shall apply for an award of attorneys' fees in an aggregate amount of not more than one-third (33 1/3%) of the amount of the Settlement Fund at the time of the Hearing, plus expenses (including expert's fees and expenses), payable out of the Settlement Fund. Class Counsel shall apply for individual awards in amounts not to exceed $15,000 in total to the three named plaintiffs, Michael Germano, Barry L. Bragger, and John Mitnick, for having acted as Class representatives, payable out of the Settlement Fund. Defendants and the Insurer will not oppose Class Counsel's applications for attorneys' fees, expenses, and individual awards to named plaintiffs in the amounts and for the purposes indicated above. Any order or proceeding relating to such an application, or any appeal from any order or proceeding relating thereto or reversal or modification thereof, shall not operate to terminate or cancel this Stipulation, or be grounds for delaying the approval or the entry of, or for modifying or otherwise affecting the Settlement, this Stipulation, the Final Judgment or any other order entered pursuant to this Stipulation. On the Fee Effective Date, the attorneys' fees and reimbursement of their out-of-pocket expenses (including expert's fees and expenses), as awarded by the Court, shall be paid out of the Settlement Fund to Wolf Popper LLP, as Chair of Plaintiffs' Executive Committee, on behalf of all Class Counsel.
     8. In the event that the Settlement, and/or any orders proposed jointly by the parties relating thereto, are not finally approved by the Court substantially in the form submitted, or that approval of the Settlement, and/or such orders, are modified or reversed in any material respect by any appellate or other court, Class Plaintiffs, Defendants and the Insurer shall each have the right to terminate the Settlement by providing written notice to the other parties within ten (10) days from the Court's final order of denial, modification or reversal of its approval of the Settlement, or from the modification or reversal of the approval of the Settlement in any material respect by any appellate or other court. In that event, this Stipulation and all orders entered in connection with it shall become null and void and of no further force and effect; the Settlement Fund, less the Notice Costs required to be paid or incurred under paragraph 4 hereof, shall be released from the trust accounts and returned to Cognitronics and/or the Insurer as agreed between them; and Class Plaintiffs and Class Counsel shall not be liable for such Notice Costs so paid or incurred, but shall be required to return any funds advanced for Notice Costs that have not been used for such costs.
     9. If the Effective Date occurs, the Settlement Fund will be distributed as soon as practicable under the Court's direction and supervision in the following manner pursuant to the Plan of Allocation as approved by the
Court:
          a. To pay or reimburse any remaining Notice Costs, the costs of settlement administration, and any income taxes (and related expenses), on account of income earned by the Settlement Fund;
          b. To pay to Class Counsel fees and expenses (including expert's fees and expenses) in an amount to be approved by the Court;
          c. To pay individual awards to Class Plaintiffs Michael Germano, Barry L. Bragger, and John M. Mitnick in an amount to be approved by the Court; and
          d. To pay, after deduction of the foregoing amounts from the Settlement Fund, the balance of the Settlement Fund (the "Net Settlement
Fund") to the members of the Class who have not validly and timely opted out and who have submitted valid and timely Proofs of Claim, in accordance with the terms of the Plan of Allocation approved by the Court.
     10. Neither Defendants, the Insurer, nor any "related persons" as defined under §§ 267(b) or 707(b)(1) of the Internal Revenue Code shall have any reversionary interest in the Settlement Fund subsequent to the Effective Date.
     11. a. A member of the Class desiring to participate in the distribution of the Net Settlement Fund shall file with the Settlement Administrator or other designee of Class Counsel a completed Proof of Claim, postmarked within ninety (90) days after the publication of the Summary
Notice, or such other time as may be set by the Court;
          b. the Proof of Claim shall be filed in the form annexed to the Notice, shall be executed under oath or affirmation, and shall be accompanied by brokers' confirmations, monthly account statements or other documentation acceptable to the Settlement Administrator or Class Counsel, documenting all relevant purchases, sales and holdings of Cognitronics' common stock, as applicable;
          c. all Proofs of Claim will be subject to review by Class Counsel or the Settlement Administrator. Each Proof of Claim shall be deemed to have been filed when received;
          d. if any Proof of Claim is rejected in whole or in part, notice thereof shall be given to the person filing said Proof of Claim advising said person of the reason for such rejection and of the right to appeal to the Court. Any member of the Class who fails to submit a qualifying Proof of Claim shall be forever barred from receiving any payment pursuant to this Stipulation, but shall in all other respects be subject to and bound by the terms of this Stipulation and any orders of approval thereof, including the releases contained in said documents;
          e. distributions from the Settlement Fund shall only be made to Class members who timely submit a valid Proof of Claim, and shall be made in accordance with the Plan of Allocation described in the Notice or as otherwise approved by the Court;
          f. Class Counsel may obtain the services of the Settlement Administrator to review and process the Proofs of Claim and to assist in giving Notice to the Class and in the administration of this Stipulation and distribution of the Net Settlement Fund; and
          g. the administration of this Settlement and the resolution of all disputed questions of law and fact relating to the allowance of claims to participate in the Net Settlement Fund, including the manner of proving claims, shall be under the authority of the Court.
     12. After the Settlement Administrator has made reasonable and diligent efforts to distribute the Net Settlement Fund to Class members who are entitled to participate in the distribution of the Net Settlement Fund, any balance remaining in the Net Settlement Fund one (1) year after the initial distribution shall be contributed to non-sectarian, not-for-profit, 501(c)(3) organization(s) designated by the Chair of Plaintiffs' Executive Committee and not affiliated with Class Counsel.
     13. The Plan of Allocation described in the Notice shall be considered by the Court separately from the Court's consideration of the fairness, reasonableness and adequacy of the Settlement. Notwithstanding the provisions of any other paragraph of this Stipulation, any order or proceeding relating to the Plan of Allocation or any appeal from any order relating thereto or reversal or modification thereof shall not operate to terminate or cancel this Stipulation, or be grounds for delaying the approval or the entry of, or for modifying or otherwise affecting the Settlement, this Stipulation, the Final Judgment or any other order entered pursuant to this Stipulation. Defendants and the Insurer shall have no role in formulating the Plan of Allocation, in the review, validation or approval of Proofs of Claim, or in any other aspect of the administration of the Settlement, nor any obligation or liability with respect thereto. However, Cognitronics shall have the right, upon submitting to the Chair of Plaintiffs' Executive Committee a written request articulating good cause therefor, to review and receive copies of the Proofs of Claim and related documents and correspondence.
     14. The Settlement Fund shall be treated as a Qualified or Designated Settlement Fund under § 468B of the Internal Revenue Code and the regulations promulgated thereunder (including, specifically, Treasury
Regulation § 1.468B-1). The Defendants and the Settlement Administrator shall jointly execute all documents necessary to satisfy the requirements for the "Relation Back Election" of the Settlement Fund. The Settlement Administrator or other designee of Class Counsel shall take all necessary steps in order to comply with § 468B(g) and Reg. § 1.468B-1 through &para; 1.468B-5. The Settlement Administrator or other designee of Class Counsel shall file all informational and other tax returns necessary to report any income earned by the Settlement Fund, as and when legally required, and shall make all tax payments (including interest and penalties) due on the income earned by the Settlement Fund. All such taxes (including any interest and penalties) due with respect to the income earned by the Settlement Fund shall be paid by the Settlement Fund, and the Defendants and the Insurer shall have no responsibility or liability therefor.
     15. Class Plaintiffs, Defendants, and the Insurer agree to cooperate with one another and to use their best efforts to obtain all necessary and prompt approvals by the Court of the Settlement and this Stipulation.
     16. This Stipulation shall not be modified or amended except by a written agreement signed by Class Counsel, counsel for Defendants, and counsel for the Insurer.
     17. This Stipulation shall be governed by and construed in accordance with the laws of the State of Connecticut.
     18. This Stipulation shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns, and any corporation, partnership, or other entity into or with which any party hereto may merge, consolidate, or reorganize.
     19. The Court shall retain jurisdiction with respect to this Stipulation, the Settlement, and the administration thereof, and all disputes relating thereto.

Dated:  New York, New York
        April 13, 1998
                                               WOLF POPPER LLP




                                                845 Third Avenue
                                                New York, New York 10022

                                                As Chair of Plaintiffs'
                                                Executive Committee on
                                                Behalf of all Plaintiffs


Dated:  New York, New York
        April 14, 1998
                                                 HUGHES HUBBARD & REED LLP



                                                 One Battery Park Plaza
                                                 New York, New York 10004

                                                 Attorneys for Defendants


Dated:  New York, New York
        April 14, 1998
                                                 D'AMATO & LYNCH



                                                 70 Pine Street
                                                 New York, New York 10270

                                                 Attorneys for National Union
                                                 Fire Insurance Company of
                                                 Pittsburgh, Pa.